EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

The undersigned, John M. Brown, Chairman and Chief Executive Officer of Zion Oil & Gas, Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's amended Quarterly Report on Form 10-QSB/A for the three months ended March 31, 2004 (the "Report").

The undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 17th day of August, 2004.

/s/ John M. Brown
John M. Brown
Chairman and Chief Executive Officer